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                                                                      Exhibit 99



                                                           FOR IMMEDIATE RELEASE

BROWN-FORMAN REPORTS RECORD THIRD QUARTER EARNINGS

         LOUISVILLE, KY, February 15, 2001 - Brown-Forman Corporation reported record results for the quarter ended January 31, 2001, as net earnings rose 3% to $56.3 million, or $.82 per share. Operating income increased 4% over last year's third quarter, when sales were lifted by activity surrounding the 2000 millennium celebration. Quarterly results were adversely affected by expenses associated with the company's participation in the Seagram auction and continuing unfavorable exchange rates.

         Brown-Forman's year-to-date performance also reached record levels, as earnings for the nine months improved 8% on a 6% gain in gross profit.

WINES & SPIRITS

         Beverage operating income grew 5% for the quarter, with segment earnings up 7% for the nine months ended January. Gross profit during the quarter improved 3%, while sales were even against last year's comparable period, which benefited from strong millennial business. Comparative results were diminished by a challenging December trading environment as well as unfavorable exchange rates. Brown-Forman's sales of used barrels to Scotch whisky distillers are also down substantially this year, reflecting a recent industry decline in the production of Scotch.

         Long-term measures for most of the company's premium brands remain healthy. Jack Daniel's continues to grow on a worldwide basis, but at a more moderate pace in the U.S. than last year. Year-to-date depletions (shipments from wholesalers to retailers) are also positive for Southern Comfort, Finlandia and Bolla.

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CONSUMER DURABLES

         Operating income for Brown-Forman's Consumer Durables segment improved 2% for the third quarter and was up 14% for the nine months ended January. Lenox Collections reported vibrant sales and profit growth for the quarter, while results for other consumer durable divisions generally trailed last year's performance. The outlook for full-year segment earnings growth has moderated to a range of 7% to 9%, largely due to lower expectations for Hartmann Luggage.

OUTLOOK

         Brown-Forman's prospects for long-term growth remain positive, based upon favorable demographic trends and benefits from sustained brand investments. Signs of a slowing U.S. economy, Hartmann's recent weak performance and a continued movement toward lower beverage trade inventories suggest that the company's earnings growth rate will moderate for the balance of the fiscal year. Brown-Forman has also tempered its outlook for fiscal 2002 earnings growth to a rate in the high single-digit range.

CONFERENCE CALL

         Brown-Forman will host a conference call to discuss its third quarter results at 10:00 a.m. EST on Thursday, February 15. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

         A live audio broadcast of the conference call will also be available via Brown-Forman's Internet web site, www.brown-forman.com. Click on "Investor Information" to access the conference call. For those unable to participate in the live call, an audio recording of the conference call will be available on the web page approximately one hour later.



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         Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla wines, Korbel California Champagnes, Lenox, Dansk, Gorham tableware and giftware, and Hartmann Luggage.

NOTE ON FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements that Brown-Forman is making in good faith, but which should not be interpreted as a guarantee that Brown-Forman will actually achieve the results indicated. In this connection, please refer to the risk factors identified in
Part I, Item 2, on pages 9 and 10 of the company's Quarterly Report on Form 10-Q for the period ended October 31, 2000.



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                            BROWN-FORMAN CORPORATION
                              LOUISVILLE, KENTUCKY
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in millions, except per share amounts)


                                         THREE MONTHS ENDED
                                            JANUARY 31,

                                  2000          2001             CHANGE
Net Sales                      $   557.3     $   559.4             -%
 Wine & Spirits                    393.0         394.0             -%
 Consumer Durables                 164.3         165.4             1%

Gross Profit                   $   283.8     $   290.3             2%
 Wine & Spirits                    203.1         209.0             3%
 Consumer Durables                  80.7          81.3             1%

Operating Income               $    87.1     $    90.8             4%
 Wine & Spirits                     74.0          77.5             5%
 Consumer Durables                  13.1          13.3             2%

  Interest Expense, net              0.8           2.3

Income Before Income Taxes     $    86.3     $    88.5             2%

  Taxes on Income                   31.5          32.2

Net Income                     $    54.8     $    56.3             3%

Earnings Per Share
- Basic and Diluted            $    0.80     $    0.82             3%



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                            BROWN-FORMAN CORPORATION
                              LOUISVILLE, KENTUCKY
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in millions, except per share amounts)




                                          NINE MONTHS ENDED
                                            JANUARY 31,

                                  2000          2001             CHANGE
Net Sales                      $ 1,635.9     $ 1,672.2             2%
 Wine & Spirits                  1,175.3       1,188.5             1%
 Consumer Durables                 460.6         483.7             5%

Gross Profit                   $   836.6     $   885.3             6%
 Wine & Spirits                    607.9         641.2             5%
 Consumer Durables                 228.7         244.1             7%

Operating Income               $   265.8     $   287.4             8%
 Wine & Spirits                    225.7         241.7             7%
 Consumer Durables                  40.1          45.7            14%

  Interest Expense, net              4.2                         6.1

Income Before Income Taxes     $   261.6     $   281.3             8%

  Taxes on Income                   95.5                       102.4

Net Income                     $   166.1     $   178.9             8%

Earnings Per Share
 - Basic and Diluted           $    2.42     $    2.61             8%



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                            BROWN-FORMAN CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Dollars in millions)



                                    THREE MONTHS ENDED NINE MONTHS
                                               ENDED

                                  JANUARY 31,             JANUARY 31,
                               2000        2001        2000         2001
Net sales                    $  557.3    $  559.4    $1,635.9     $1,672.2
Excise taxes                     62.9        64.1       191.6        192.3
Cost of sales                   210.6       205.0       607.7        594.6

   Gross profit                 283.8       290.3       836.6        885.3

Advertising expenses             75.4        74.5       217.7        229.0
Selling, general, and
 administrative expenses        121.3       125.0       353.1        368.9

   Operating income              87.1        90.8       265.8        287.4

Interest income                   2.6         2.0         7.3          6.8
Interest expense                  3.4         4.3        11.5         12.9

   Income before
    income taxes                 86.3        88.5       261.6        281.3

Taxes on income                  31.5        32.2        95.5        102.4

   Net income                    54.8        56.3       166.1        178.9



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                            BROWN-FORMAN CORPORATION
                            SUPPLEMENTAL INFORMATION
                              (Dollars in millions)



                                 THREE MONTHS             NINE MONTHS
                                     ENDED                   ENDED
                                  JANUARY 31,             JANUARY 31,
                               2000        2001        2000         2001
EBITDA                       $  101.6    $  106.8    $  310.6     $  335.9

Depreciation and             $   14.5    $   16.1    $   44.8         48.5
Amortization

Capital Expenditures         $   18.5    $   24.0    $   48.9     $   74.1

Effective Tax Rate               36.5%       36.4%       36.5%        36.4%

Shares (in thousands) used
  in the calculation of
  earnings per share
 - Basic                       68,510      68,460      68,509       68,482
 - Diluted                     68,573      68,599      68,585       68,563










                 These figures have been prepared in accordance
               with the company's customary accounting practices.




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